Exhibit 99.1

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by SLMA, VG Funding and SLM ELC by employing several criteria, including requirements that each trust student loan as of the original statistical cutoff date (and with respect to each additional trust student loan as of its related subsequent cutoff date):

•

was a consolidation loan guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was fully disbursed;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the applicable cutoff date was subject to any prior obligation to sell that loan to a third party.

Unless otherwise specified, all information with respect to the trust student loans is presented as of January 1, 2010, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $5,792,989 to be capitalized as of the statistical disclosure date. Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding. The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. In addition, 29 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF

THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$1,899,276,943
Aggregate Outstanding Principal Balance—Treasury Bill	$343,599,352
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill	18.09%
Aggregate Outstanding Principal Balance—Commercial Paper	$1,555,675,002
Percentage of Aggregate Outstanding Principal Balance—Commercial Paper	81.91%
Aggregate Outstanding Principal Balance—Treasury Bill—Other	$2,588
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill—Other	*
Number of Borrowers	54,113
Average Outstanding Principal Balance Per Borrower	$35,098
Number of Loans	87,395
Average Outstanding Principal Balance Per Loan—Treasury Bill	$21,163
Average Outstanding Principal Balance Per Loan—Commercial Paper	$21,862
Average Outstanding Principal Balance Per Loan—Treasury Bill—Other	$2,588
Weighted Average Remaining Term to Scheduled Maturity	254 months
Weighted Average Annual Interest Rate	4.87%

*	Represents a percentage greater than 0% but less than 0.05%.

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.11% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the three-month commercial paper rate was 2.64% as of the statistical disclosure date. See “Special Allowance Payments” in Appendix A to the remarketing memorandum.

The category “Treasury Bill—Other” in the table above represents the Health Education Assistance Loan Program (which we refer to as “HEAL” and the loans originated under such program as “HEAL Loans”) portion of any consolidation loans made under the FFELP which consolidated one or more Stafford Loans, SLS Loans and/or PLUS Loans with one or more student loans originated under the HEAL Program. These consolidation loans are guaranteed as to principal and interest by a guaranty agency and reinsured by the Department of Education. The HEAL portion of any consolidation loan is not eligible to receive special allowance payments or interest subsidy payments. The interest rate on the HEAL Loan segment of any such consolidation loan is variable and is reset each July 1, based upon the average bond-equivalent rate for 91-day Treasury bills auctioned during the three months ending June 30, plus 3.0%. In addition, the applicable interest rate on the HEAL Loan segment of any such consolidation loan is not subject to any cap on the interest rate.

For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	12,027	$238,435,666	12.6%
3.01% to 3.50%	17,127	311,931,762	16.4
3.51% to 4.00%	16,162	354,621,975	18.7
4.01% to 4.50%	17,725	378,134,201	19.9
4.51% to 5.00%	2,670	80,662,004	4.2
5.01% to 5.50%	1,088	35,495,656	1.9
5.51% to 6.00%	1,163	40,508,507	2.1
6.01% to 6.50%	960	30,827,485	1.6
6.51% to 7.00%	1,356	34,199,204	1.8
7.01% to 7.50%	1,239	31,188,725	1.6
7.51% to 8.00%	5,589	122,346,399	6.4
8.01% to 8.50%	3,330	77,582,464	4.1
Equal to or greater than 8.51%	6,959	163,342,894	8.6

Total	87,395	$1,899,276,943	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date. Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date. See Appendix A to the remarketing memorandum and “The Student Loan Pools—The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY

OUTSTANDING PRINCIPAL BALANCE PER BORROWER

AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	3,707	$10,004,214	0.5%
$ 5,000.00—$ 9,999.99	7,228	55,707,787	2.9
$10,000.00—$14,999.99	7,829	95,972,520	5.1
$15,000.00—$19,999.99	6,132	106,785,805	5.6
$20,000.00—$24,999.99	4,402	98,574,730	5.2
$25,000.00—$29,999.99	3,698	101,400,542	5.3
$30,000.00—$34,999.99	2,794	90,721,601	4.8
$35,000.00—$39,999.99	2,503	93,638,352	4.9
$40,000.00—$44,999.99	2,201	93,317,593	4.9
$45,000.00—$49,999.99	1,824	86,402,687	4.5
$50,000.00—$54,999.99	1,538	80,658,406	4.2
$55,000.00—$59,999.99	1,347	77,381,836	4.1
$60,000.00—$64,999.99	1,143	71,301,064	3.8
$65,000.00—$69,999.99	910	61,347,061	3.2
$70,000.00—$74,999.99	823	59,642,483	3.1
$75,000.00—$79,999.99	706	54,649,674	2.9
$80,000.00—$84,999.99	585	48,224,013	2.5
$85,000.00—$89,999.99	487	42,516,987	2.2
$90,000.00—$94,999.99	482	44,594,915	2.3
$95,000.00—$99,999.99	412	40,153,046	2.1
$100,000.00 and above	3,362	486,281,625	25.6

Total	54,113	$1,899,276,943	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DELINQUENCY STATUS AS OF THE

STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	78,278	$1,681,180,740	88.5%
31-60 days	3,313	73,448,896	3.9
61-90 days	1,756	41,125,208	2.2
91-120 days	1,008	29,826,813	1.6
121-150 days	635	15,068,578	0.8
151-180 days	489	12,963,173	0.7
181-210 days	481	11,286,363	0.6
Greater than 210 days	1,435	34,377,171	1.8

Total	87,395	$1,899,276,943	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY

AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	104	$45,188	*
4 to 12	404	526,115	*
13 to 24	839	2,461,866	0.1%
25 to 36	1,053	4,558,314	0.2
37 to 48	944	6,280,939	0.3
49 to 60	1,509	10,980,899	0.6
61 to 72	1,315	10,868,252	0.6
73 to 84	2,508	18,055,378	1.0
85 to 96	1,560	17,646,006	0.9
97 to 108	2,580	25,940,637	1.4
109 to 120	9,429	71,263,922	3.8
121 to 132	3,278	38,725,465	2.0
133 to 144	2,921	38,402,364	2.0
145 to 156	2,253	31,992,491	1.7
157 to 168	3,147	41,993,886	2.2
169 to 180	10,004	127,435,933	6.7
181 to 192	3,112	47,648,953	2.5
193 to 204	2,227	38,125,026	2.0
205 to 216	1,949	39,915,734	2.1
217 to 228	2,571	53,698,045	2.8
229 to 240	7,789	171,539,531	9.0
241 to 252	2,681	63,832,565	3.4
253 to 264	1,465	38,086,609	2.0
265 to 276	1,244	36,760,787	1.9
277 to 288	2,154	72,439,348	3.8
289 to 300	7,486	293,682,324	15.5
301 to 312	2,663	108,372,739	5.7
313 to 324	1,482	75,916,044	4.0
325 to 336	1,210	65,989,886	3.5
337 to 348	1,184	66,404,550	3.5
349 to 360	2,570	162,355,928	8.5
361 and above	1,760	117,331,217	6.2

Total	87,395	$1,899,276,943	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the remarketing memorandum and “The Student Loan Pools—The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS

AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	9,128	$217,153,284	11.4%
Forbearance	8,156	244,516,614	12.9
Repayment
First year in repayment	6,125	205,069,862	10.8
Second year in repayment	3,215	90,954,445	4.8
Third year in repayment	3,611	96,711,023	5.1
More than 3 years in repayment	57,160	1,044,871,716	55.0

Total	87,395	$1,899,276,943	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date. The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan—repayment.

See Appendix A to the remarketing memorandum and “The Student Loan Pools—The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 57.6, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN

STATUS OF THE TRUST STUDENT LOANS BY

CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	12.6	—	274.3
Forbearance	—	4.4	289.2
Repayment	—	—	242.2

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future. Of the $217,153,284 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $95,376,963 or approximately 43.9% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the remarketing memorandum.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS

AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	696	$16,695,849	0.9%
Alaska	148	4,078,683	0.2
Arizona	1,908	42,167,068	2.2
Arkansas	485	9,103,676	0.5
California	9,613	233,883,212	12.3
Colorado	1,501	31,255,406	1.6
Connecticut	1,250	27,433,687	1.4
Delaware	266	6,036,891	0.3
District of Columbia	574	13,629,212	0.7
Florida	5,558	131,246,950	6.9
Georgia	2,807	70,972,212	3.7
Hawaii	351	9,903,120	0.5
Idaho	303	7,081,690	0.4
Illinois	3,738	77,057,567	4.1
Indiana	2,540	45,994,308	2.4
Iowa	506	9,967,558	0.5
Kansas	1,867	30,493,376	1.6
Kentucky	598	11,474,447	0.6
Louisiana	2,332	52,925,587	2.8
Maine	236	4,412,088	0.2
Maryland	2,644	60,739,602	3.2
Massachusetts	3,016	58,929,415	3.1
Michigan	1,808	42,331,642	2.2
Minnesota	1,275	23,897,045	1.3
Mississippi	692	14,402,479	0.8
Missouri	2,118	39,746,026	2.1
Montana	121	2,392,307	0.1
Nebraska	231	5,255,967	0.3
Nevada	592	11,655,815	0.6
New Hampshire	430	8,500,676	0.4
New Jersey	2,409	57,910,339	3.0
New Mexico	300	6,739,047	0.4
New York	6,502	147,291,271	7.8
North Carolina	1,829	39,335,637	2.1
North Dakota	84	1,823,628	0.1
Ohio	2,849	58,410,699	3.1
Oklahoma	1,869	36,353,762	1.9
Oregon	1,291	24,959,255	1.3
Pennsylvania	3,439	71,065,579	3.7
Rhode Island	204	4,533,563	0.2
South Carolina	784	19,369,598	1.0
South Dakota	97	2,232,887	0.1
Tennessee	1,012	21,568,525	1.1
Texas	6,475	136,335,200	7.2
Utah	304	7,945,202	0.4
Vermont	112	2,131,126	0.1
Virginia	2,764	54,111,933	2.8
Washington	2,414	48,872,029	2.6
West Virginia	456	9,094,599	0.5
Wisconsin	988	19,971,469	1.1
Wyoming	114	2,821,703	0.1
Other	895	23,546,333	1.2

Total	87,395	$1,899,276,943	100.0%

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	55,401	$1,083,548,713	57.1%
Other Repayment Options(1)	31,316	786,892,140	41.4
Income Sensitive(2)	678	28,836,090	1.5

Total	87,395	$1,899,276,943	100.0%

(1)	Includes, among others, graduated repayment and interest-only period loans.
(2)	Includes some interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 7,605 loans with an aggregate outstanding principal balance of $257,037,054 currently in an interest-only period. These interest-only loans represent approximately 13.5% of the aggregate outstanding principal balance of the trust student loans. Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date. If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN

TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	40,390	$754,722,495	39.7%
Unsubsidized	47,005	1,144,554,448	60.3

Total	87,395	$1,899,276,943	100.0%

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DATE OF DISBURSEMENT AS OF

THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	1,611	$29,040,007	1.5%
October 1, 1993 through June 30, 2006	85,784	1,870,236,936	98.5
July 1, 2006 and later	0	0	0.0

Total	87,395	$1,899,276,943	100.0%

Guaranty Agencies for the Trust Student Loans.    The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY GUARANTY AGENCY AS OF

THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance Guarantor	4,008	$75,523,067	4.0%
California Student Aid Commission	1,153	26,655,145	1.4
College Assist	115	2,099,337	0.1
Educational Credit Management Corporation	692	12,417,361	0.7
Florida Office of Student Financial Assistance	1,221	19,522,386	1.0
Georgia Student Finance Commission	7	81,918	*
Great Lakes Higher Education Corporation	1,187	28,895,417	1.5
Illinois Student Assistance Commission	3,218	63,100,565	3.3
Iowa College Student Aid Commission	171	2,853,474	0.2
Kentucky Higher Education Assistance Authority	208	3,888,642	0.2
Louisiana Office of Student Financial Assistance	797	15,470,800	0.8
Michigan Guaranty Agency	881	17,552,531	0.9
Montana Guaranteed Student Loan Program	10	171,553	*
Nebraska National Student Loan Program	13	246,907	*
New Jersey Higher Education Student Assistance Authority	3,258	57,730,380	3.0
New York State Higher Education Services Corporation	9,009	195,179,573	10.3
Northwest Education Loan Association	762	17,346,083	0.9
Oklahoma Guaranteed Student Loan Program	2,053	38,617,976	2.0
Pennsylvania Higher Education Assistance Agency	8,781	172,554,306	9.1
Student Loan Guarantee Foundation of Arkansas	268	5,287,962	0.3
Tennessee Student Assistance Corporation	150	4,957,148	0.3
Texas Guaranteed Student Loan Corporation	8,538	180,388,037	9.5
United Student Aid Funds, Inc.	40,895	958,736,374	50.5

Total	87,395	$1,899,276,943	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

SIGNIFICANT GUARANTOR

INFORMATION

The information shown for the Significant Guarantors relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantors.

We obtained the following information from various sources, including from the Significant Guarantors and/or from the Department of Education. None of the depositor, the servicer, their affiliates or the remarketing agent has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act of 1965, as amended (“the Act”), as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Act in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada, and Wyoming.

USA Funds contracts with Sallie Mae, Inc., a wholly owned subsidiary of SLM Corporation. USA Funds also contracts with Student Assistance Corporation, a wholly owned subsidiary of SLM Corporation. SLM Corporation and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

Effective December 13, 2004, USA Funds became the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student or parent borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’ losses on default-claim payments made to lenders. The Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

The Higher Education Reconciliation Act (HERA), which was signed into law in February 2006, requires all guarantors to collect and deposit into the federal reserve fund a federal default fee of 1 percent of the principal amount of all Stafford and PLUS loans guaranteed on or after July 1, 2006. USA Funds paid the federal default fee to the federal reserve fund from the operating fund on behalf of the borrower for all PLUS loans made by a lender that paid the federal default fee on behalf of its Stafford borrowers for loans guaranteed by USA Funds from July 1, 2006, through June 30, 2007, and for all PLUS loans guaranteed by USA Funds on or after July 1, 2007 through June 30, 2008, for graduate- and professional-student-borrowers. For loans guaranteed beginning February 1, 2008, USA Funds subsidized from its non-federal resources, one-half of the 1 percent federal default fee, when the originating lender paid the other half of the fee for borrowers attending schools in USA Funds’ designated and key states of Arizona, California, Florida, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming, and for borrowers attending all other schools with final 2005 cohort-default rates of less than 7 percent. Effective October 1, 2009, USA Funds no longer paid the federal default fee from the operating fund on behalf of the borrower.

As of September 30, 2009, USA Funds held net assets on behalf of the federal reserve fund of approximately $408 million. Through September 30, 2009, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $107 billion. Also, as of September 30, 2009, USA Funds had operating fund assets totaling slightly over $1 billion, which includes the $408 million of net assets held on behalf of the Federal Reserve Fund.

USA Funds’ “reserve ratio” complies with the U.S. Department of Education definition, which is determined by dividing the fund balance reserves, including non-cash allowance and other non-cash charges and amounts to be remitted to the U.S. Department of Education for reserve recalls in 2003 through 2005, in a guarantors federal reserve fund, by the total amount of loans outstanding. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2005	2006	2007	2008	2009
United Student Aid Funds, Inc.	0.45%	0.26%	0.28%	0.33%	0.38%

USA Funds’ “guarantee volume” is the approximate aggregate principal amount of federally reinsured education loans (including subsidized and unsubsidized Stafford and PLUS loans but excluding consolidation loans) guaranteed by USA Funds. For the last five fiscal years, the “guarantee volume” was as follows:

	Loans Guaranteed
	Federal Fiscal Year
	($ in millions)
Guarantor	2005	2006	2007	2008	2009
United Student Aid Funds, Inc.	$10,724	$12,586	$15,581	$17,202	$20,067

USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2005	2006	2007	2008	2009
United Student Aid Funds, Inc.	35.05%	38.03%	40.30%	45.60%	36.19%

USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2005	2006	2007	2008	2009
United Student Aid Funds, Inc.	1.41%	1.21%	2.13%	2.07%	1.92%

In addition, USA Funds’ “loss rate” represents the percentage of claims purchased from lenders but not covered by reinsurance. For the last five fiscal years, the “loss rate” was as follows: 2009 – 4.62%; 2008 – 4.26 percent; 2007 – 4.07 percent; 2006 – 3.84 percent; 2005 – 3.46 percent.

USA Funds is headquartered in Fishers, Indiana. USA Funds will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention: Director, Corporate Communications.

NEW YORK STATE HIGHER EDUCATION SERVICES CORPORATION

New York State Higher Education Services Corporation (HESC) was organized in 1975 as an agency of the State of New York, pursuant to an act of the New York legislature, to expand educational opportunities for students. HESC administers the New York Tuition Assistance Program (TAP) and a variety of state scholarships in addition to acting as a guarantee agency under the FFEL Program. HESC is the designated guarantee agency for the State of New York, and guarantees all types of FFELP Loans.

For the FFELP, HESC has the responsibility of processing loans submitted for guarantee, issuing loan guarantees, providing collection assistance to lenders for delinquent loans, paying lender claims for loans in default, and collection activities on loans after purchase by HESC. In addition to FFELP, HESC continues to perform residual administrative activities of the State guaranteed loan program in which no new loans have been guaranteed since 1984.

HESC has a Federal Student Loan Reserve Fund (Federal Fund) and an Agency Operating Fund to account for FFELP activity. The Federal Fund assets, and earnings on those assets, are restricted in use and are considered property of the U.S. Department of Education (ED). The Agency Operating Fund is considered property of HESC, and its assets and earnings may be used generally for guarantee agency and other student financial aid related activities.

As of September 30, 2009, HESC had total FFEL Program assets of approximately $172 million (including balances for both the Federal Student Loan Reserve Fund and the Agency Operating Fund) and had a total of approximately $27.0 billion in original principal amount of loans outstanding. A recall of federal reserves was mandated in the 1998 Reauthorization Amendments. HESC’s total share of this reserve recall was $18,222,100 which was paid to the Department of Education in three installments with the final payment in August 2007.

Guaranty Volume: HESC guaranteed the following amounts for the last five federal fiscal years ending September 30 (excluding consolidation loans):

	FFELP Loan Volume
	Fiscal Year
	$ in millions
Guarantor	2005	2006	2007	2008	2009
New York State Higher Education Services Corporation	$2,710.8	$2,970.4	$3,163.6	$3,551.4	$3,642.4

Reserve Ratio: A guarantee agency’s reserve ratio is determined by dividing its Federal Student Loan Reserve Fund balance by the original principal amount of loans outstanding. HESC’s reserve ratio for the last five federal fiscal years ending September 30 is as follows:

	Reserve Ratio
	Fiscal Year
Guarantor	2005	2006	2007	2008	2009
New York State Higher Education Services Corporation	0.25%	0.25%	0.29%	0.29%	0.30%

Claims Rate: A guaranty agency’s claims rate (a.k.a. trigger rate) is determined by dividing the amount of federal reinsurance claims paid by ED during a federal fiscal year by the original principal amount of loans in repayment at the end of the prior federal fiscal year. HESC’s claims rate for each of the past five federal fiscal years ending September 30 is as follows:

	Claims Rate
	Fiscal Year
Guarantor	2005	2006	2007	2008	2009
New York State Higher Education Services Corporation	1.67%	1.50%	1.42%	1.60%	1.93%

Recovery Rate: ED calculates a guaranty agency’s recovery rate by dividing the amount recovered from borrowers during a federal fiscal year by the guaranty agency’s outstanding default loan portfolio (beginning inventory) at the end of the prior federal fiscal year. HESC’s recovery rate for each of the past five federal fiscal years ending September 30 provided below uses the ED calculation method:

	Recovery Rate
	Fiscal Year
Guarantor	2005	2006	2007	2008	2009
New York State Higher Education Services Corporation	18.50%	19.59%	25.64%	32.12%	23.64%

HESC is headquartered at 99 Washington Avenue, Albany, New York 12255. Its most recent annual report is available on its web site, www.hesc.org.